EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Fourth Quarter 2018 Financial Results
Total Contract Value $3.2 Billion, +11% YoY FX Neutral

FOURTH QUARTER 2018 HIGHLIGHTS

•	Revenues: $1.1 billion, +7%; adjusted revenues excluding divested operations: $1.1 billion, +10%, +12% foreign currency neutral.

•	Net income: $84 million; adjusted EBITDA excluding divested operations: $211 million, +6%, +6% foreign currency neutral.

•	Diluted EPS: $0.92; adjusted EPS: $1.20.

•	Operating cash flow: $45 million; free cash flow: $7 million.

•	Repurchased 1.1 million common shares for $156 million.

FULL YEAR 2018 HIGHLIGHTS

•	Revenues: $4.0 billion, +20%; adjusted revenues excluding divested operations: $3.9 billion, +13%, +12% foreign currency neutral.

•	Net income: $122 million; adjusted EBITDA excluding divested operations: $687 million, +10%, +9% foreign currency neutral.

•	Diluted EPS: $1.33; adjusted EPS: $3.79.

•	Operating cash flow: $471 million; free cash flow: $468 million.

•	Reduced outstanding debt by $1.0 billion.

•	Repurchased 1.9 million common shares for $261 million.

2019 FINANCIAL OUTLOOK

The Company projects the following full year financial results:

•	Revenues $4.22 - $4.32 billion.

•	Net income $238 - $272 million; adjusted EBITDA $720 - $765 million.

•	Diluted EPS $2.65 - $3.03; adjusted EPS $3.82 - $4.19.

•	Operating cash flow $542 - $582 million; free cash flow $455 - $485 million.

STAMFORD, Conn., February 5, 2019 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for fourth quarter 2018 and provided guidance for full year 2019. Additional information regarding the Company's results is provided in an Earnings Supplement available on the Company's Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s chief executive officer, commented, “In 2018, we delivered another year of double-digit revenue growth and strong results across our three segments. We continue to achieve sustained, free cash flow growth and have resumed our share repurchase program to return capital to shareholders. As we enter 2019, we’re better positioned than ever to deliver indispensable value to leaders across every function in the enterprise."

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, February 5, 2019 to discuss the Company’s financial results. The call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dialing 844-413-7151 (conference ID 3219098). A replay of the webcast will be available for approximately 30 days following the call on the Company's website.

CONSOLIDATED RESULTS HIGHLIGHTS

($ in millions, except per share data)	Three Months Ended
	December 31,		Reported	FX Neutral
	2018	2017	Change	Change
GAAP Metrics:
Revenues	$1,089	$1,015	7%	9%
Net income	84	107	(21)%	na
Diluted EPS	0.92	1.16	(21)%	na
Operating cash flow	$45	$22	>100%	na

Non-GAAP Metrics:
Adjusted revenues excluding divested operations	$1,088	$985	10%	12%
Adjusted EBITDA excluding divested operations	211	200	6%	6%
Adjusted EPS	1.20	1.17	3%	na
Free cash flow	$7	$14	(50)%	na
na=not available.

SEGMENT RESULTS HIGHLIGHTS

•	Global Technology Sales Contract Value (GTS CV): $2.6 billion, +14% YOY FX Neutral

•	Global Business Sales Contract Value (GBS CV): $0.6 billion, +1% YOY FX Neutral

The Company's segment results for the three months ended December 31, 2018 are as follows (Unaudited; $ in millions) (a), (b):

GAAP revenue Research: $797 million, +15%; +17% FX neutral. Conferences: $196 million, +18%; +19% FX neutral. Consulting: $96 million, +12%; +14% FX neutral.	Adjusted revenues excluding divested operations Research: $796 million, +9%; +11% FX neutral. Conferences: $196 million, +16%; +18% FX neutral. Consulting: $96 million, +12%; +14% FX neutral.

GAAP gross contribution and contribution margin

                                                                                          Research: $545 million, +17%; 68% contribution margin.

Conferences: $103 million, +22%; 52% contribution margin.

Consulting: $26 million, +19%; 28% contribution margin.

Adjusted contribution and adjusted contribution - margin - excluding divested operations

Research: $545 million, +9%; 68% contribution margin.

Conferences: $103 million, +19%; 52% contribution margin.

Consulting: $26 million, +19%; 28% contribution margin.

(a) Our Conferences segment was previously called Events.
(b) The results of the Company's Other segment are not presented in the table since the Company divested all three of the non-core operations that comprised its Other segment during 2018. Additional information regarding our segment results are provided in the Earnings Supplement and on our webcast call.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under "Non-GAAP Financial Measures" and reconciliations under "Supplemental Information — Non-GAAP Reconciliations."

FINANCIAL OUTLOOK FOR 2019

Additional details regarding our 2019 financial outlook are available in the Earnings Supplement.

ANNUAL MEETING OF STOCKHOLDERS

Gartner will hold its 2019 Annual Meeting of Stockholders at 10:00 a.m. eastern time on Thursday, May 30, 2019 at the Company’s offices in Stamford, Connecticut.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their goals and build the successful organizations of tomorrow. We believe we have an unmatched combination of expert-led, practitioner-sourced and data-driven research that steers clients toward the right decisions on the issues that matter most. We’re a trusted advisor and an objective resource for more than 15,000 organizations in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit gartner.com.

CONTACT

David Cohen
GVP, Investor Relations, Gartner
+1 203.316.6631
investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of the U.S. Tax Cuts and Jobs Act of 2017; and other factors described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be found on Gartner’s website at http://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and as a result may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

The non-GAAP financial measures used in this Release are defined as follows:
Adjusted Revenue: Represents GAAP revenue plus: (i) revenue from pre-acquisition periods, as applicable; (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the non-cash fair value adjustments on pre-acquisition deferred revenues is recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues.
Adjusted Contribution and Adjusted Contribution Margin: GAAP gross contribution is derived from our GAAP-based financial statements and represents revenue less direct expense; certain unallocated corporate costs are excluded. Adjusted Contribution represents GAAP gross contribution plus: (i) the contribution from pre-acquisition periods, as applicable, and (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; and (iii) an adjustment for the unallocated corporate costs. Adjusted Contribution Margin represents the contribution margin on Adjusted Revenue. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.
Adjusted Revenue, Adjusted Contribution, and Adjusted Contribution Margin - Excluding Divested Operations: Represent the non-GAAP metrics defined above less results of divested operations. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.

Adjusted EBITDA: Represents GAAP net income (loss) plus: (i) interest expense, net; (ii) tax provision (benefit); (iii) other operating expense, net; (iv) stock-based compensation expense; (v) depreciation, amortization, and accretion on excess facilities obligations; (vi) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; (vii) acquisition and integration charges and certain other non-recurring items; (viii) the EBITDA from pre-acquisition periods, as applicable; less (ix) gain on divestitures. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.
Adjusted EBITDA Excluding Divested Operations: Represents Adjusted EBITDA as defined above less EBITDA from divested operations. We believe this metric is an important measure of our recurring operations as it provides a more accurate and consistent period-over-period comparison of our results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include (i) the amortization of acquired intangibles; (ii) acquisition and integration charges; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017; (v) gains on divestitures; (vi) certain other non-recurring items; and (vii) the related tax effect. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items not indicative of our core operating results.
Adjusted EPS: Represents Adjusted Net Income as defined above divided by the weighted-average diluted shares outstanding. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP: (i) plus payments for acquisition and integration items directly-related to our acquisitions and certain other non-recurring items; (ii) less payments for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.
Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS
The following tables provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these measures. In the following Non-GAAP reconciliation tables, some totals may not add due to rounding and percentage changes are based on the whole number and recalculation based on millions may yield a different result.
Reconciliation - GAAP Revenue to Adjusted Revenue and GAAP Contribution to Adjusted Contribution - Excluding Divested Operations (Unaudited; in millions):

For the three months ended December 31, 2018:

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$797	$196	$96	$—	$—	$1,089
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—	—
Adjusted revenue	797	196	96	—	—	1,089
Less: divested operations	(1)	—	—	—	—	(1)
Adjusted revenue excluding divested operations	$796	$196	$96	$—	$—	$1,088

GAAP gross contribution	$545	$103	$26	$—	$—	$674
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—	—
Unallocated (b)	—	—	—	—	7	7
Adjusted contribution	545	103	26	—	7	681
Less: divested operations	—	—	—	—	—	—
Adjusted contribution excluding divested operations	$545	$103	$26	$—	$7	$681
Adjusted contribution margin excluding divested operations	68%	52%	28%	na	na	63%

For the three months ended December 31, 2017:

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$693	$166	$85	$70	$—	$1,014
Add: Amortization of deferred revenue fair value adjustment (a)	39	2	—	9	—	50
Adjusted revenue	732	168	85	79	—	1,064
Less: divested operations	(4)	—	—	(75)	—	(79)
Adjusted revenue excluding divested operations	$727	$169	$85	$4	$—	$985

GAAP gross contribution	$465	$84	$22	$42	$—	$613
Add: Amortization of deferred revenue fair value adjustment (a)	39	2	—	9	—	50
Unallocated (b)	—	—	—	—	3	3
Adjusted contribution	504	86	22	51	3	666
Less: divested operations	(3)	—	—	(48)	—	(51)
Adjusted contribution excluding divested operations	$501	$86	$22	$3	$3	$615
Adjusted contribution margin excluding divested operations	69%	51%	26%	na	na	62%

For the twelve months ended December 31, 2018:

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$3,106	$410	$354	$105	$—	$3,975
Add: Amortization of deferred revenue fair value adjustment (a)	7	—	—	4	—	11
Adjusted revenue	3,113	410	354	109	—	3,986
Less: divested operations	(12)	—	—	(97)	—	(109)
Adjusted revenue excluding divested operations	$3,101	$410	$354	$12	$—	$3,877

GAAP gross contribution	$2,144	$207	$103	$65	$—	$2,519
Add: Amortization of deferred revenue fair value adjustment (a)	7	—	—	4	—	11
Unallocated (b)	—	—	—	—	(12)	(12)
Adjusted contribution	2,151	207	103	69	(12)	2,518
Less: divested operations	(7)	—	—	(61)	—	(68)
Adjusted contribution excluding divested operations	$2,144	$207	$103	$8	$(12)	$2,450
Adjusted contribution margin excluding divested operations	69%	50%	29%	na	na	63%

For the twelve months ended December 31, 2017:

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$2,471	$338	$328	$175	$—	$3,311
Add: Pre-acquisition revenue	144	1	—	69	—	214
Add: Amortization of deferred revenue fair value adjustment (a)	147	6	—	52	—	205
Adjusted revenue	2,762	345	328	295	—	3,730
Less: divested operations	(16)	—	—	(279)	—	(295)
Adjusted revenue excluding divested operations	$2,746	$345	$328	$16	$—	$3,436

GAAP gross contribution	$1,653	$163	$94	$90	$—	$2,000
Add: Pre-acquisition contribution	102	(2)	—	37	—	137
Add: Amortization of deferred revenue fair value adjustment (a)	147	6	—	52	—	205
Unallocated (b)	—	—	—	—	(9)	(9)
Adjusted contribution	1,902	167	94	179	(9)	2,333
Less: divested operations	(10)	—	—	(172)	—	(182)
Adjusted contribution excluding divested operations	$1,892	$168	$94	$7	$(9)	$2,152
Adjusted contribution margin excluding divested operations	69%	49%	29%	na	na	63%
(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) Consists of certain unallocated corporate expense items.
na=not applicable.

Reconciliation - GAAP Net Income to Adjusted EBITDA Excluding Divested Operations (Unaudited; in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP net income	$84	$107	$122	$3
Interest expense, net	25	36	124	125
Gain on divestitures	(7)	—	(45)	—
Other expense (income), net	1	(2)	—	(3)
Tax provision (benefit)	27	(78)	59	(131)
Operating income (loss)	130	63	260	(6)
Adjustments:
Stock-based compensation expense (a)	10	9	64	61
Depreciation, accretion, and amortization (b)	53	72	258	241
Amortization of deferred revenue fair value adjustment (c)	—	50	10	205
Acquisition and integration charges and other non-recurring items (d)	19	27	124	160
Adjusted EBITDA	212	221	716	661
Plus: CEB pre-acquisition EBITDA (Q1 2017)	—	—	—	36
Less: Divested operations adjusted EBITDA (e)	—	(21)	(29)	(72)
Rounding	(1)	—	—	—
Adjusted EBITDA excluding divested operations	$211	$200	$687	$625
(a) Consists of charges for stock-based compensation awards.
(b) Includes depreciation expense, accretion on excess facilities obligations, and amortization of intangibles.
(c) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(d) Consists of incremental and directly-related charges from acquisitions and other non-recurring items.
(e) Consists of Adjusted EBITDA from divested operations.

Reconciliation - GAAP Net Income to Adjusted Net Income and Adjusted EPS (Unaudited; in millions, except per share amounts):

	Three Months Ended December 31,
	2018		2017
	Amount	Per share	Amount	Per share
GAAP net income	$84	$0.92	$107	$1.16
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	34	0.37	53	0.58
Amortization of deferred revenue fair value adjustment (b)	—	—	50	0.54
Acquisition & integration charges and other non-recurring items (c), (d)	20	0.22	29	0.32
Gain on divestitures	(7)	(0.07)	—	—
Impact of Tax Cuts & Jobs Act of 2017	(6)	(0.07)	(59)	(0.65)
Tax impact of adjustments (e)	(15)	(0.17)	(72)	(0.78)
Adjusted net income and Adjusted EPS (f)	$110	$1.20	$108	$1.17

	Twelve Months Ended December 31,
	2018		2017
	Amount	Per share	Amount	Per share
GAAP net income	$122	$1.33	$3	$0.04
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	187	2.03	176	1.96
Amortization of deferred revenue fair value adjustment (b)	11	0.11	205	2.29
Acquisition & integration charges and other non-recurring items (c), (d)	138	1.49	174	1.94
Gain on divestitures	(45)	(0.49)	—	—
Impact of Tax Cuts & Jobs Act of 2017	(5)	(0.06)	(59)	(0.66)
Tax impact of adjustments (e)	(58)	(0.63)	(202)	(2.25)
Rounding	(1)	0.01	1	(0.01)
Adjusted net income and Adjusted EPS (f)	$349	$3.79	$298	$3.31
(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees, which is recorded in Interest expense, net in the Consolidated Statement of Operations and in the Adjusted EBITDA table above.
(e) The blended effective tax rates on the adjustments were 33% and 54% for the three months ended December 31, 2018 and 2017, respectively, and 20% and 36% for the twelve months ended December 31, 2018 and 2017, respectively.
(f) Adjusted EPS was calculated based on 91.7 million and 92.2 million diluted shares for the three months ended December 31, 2018 and 2017, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP cash provided by operating activities	$45	$22	$471	$255
Adjustments:
Plus: cash paid for acquisition, integration, and other non-recurring items	24	27	124	121
Less: cash paid for capital expenditures	(62)	(35)	(127)	(111)
Free Cash Flow	$7	$14	$468	$265

Financial Outlook Reconciliation - GAAP Net Income to Adjusted EBITDA (Unaudited; in millions):

	Full Year 2019 Guidance
	Low	High
Net income	$238	$272
Interest expense, net (a)	103	103
Other (income) expense, net	1	1
Tax provision	82	93
Operating income	424	469

Normalizing adjustments:
Stock-based compensation expense	71	71
Depreciation, accretion, and amortization	215	215
Acquisition and integration charges and other nonrecurring items	10	10
Adjusted EBITDA	$720	$765
(a) Includes approximately $6.0 million of amortization of deferred financing fees, which is reported in Interest expense, net in the Consolidated Statement of Operations.

Financial Outlook Reconciliation - GAAP EPS to Adjusted EPS (Unaudited):

	Full Year 2019 Guidance
	Low	High
GAAP EPS	$2.65	$3.03

Normalizing adjustments:
Amortization of acquired intangibles	1.04	1.04
Acquisition and integration charges and other nonrecurring items	0.13	0.13
Rounding	—	(0.01)
Adjusted EPS	$3.82	$4.19

Financial Outlook Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Full Year 2019 Guidance
	Low	High
Operating cash flow	$542	$582
Acquisition, integration, and other non-recurring payments	60	60
Capital expenditures	(147)	(157)
Free cash flow	$455	$485

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended
	December 31,
	2018	2017
Revenues:
Research	$797,338	$692,799
Conferences	195,980	166,476
Consulting	95,560	85,257
Other	—	69,977
Total revenues	1,088,878	1,014,509
Costs and expenses:
Cost of services and product development	407,842	398,378
Selling, general and administrative	488,056	465,371
Depreciation	18,136	18,260
Amortization of intangibles	34,384	53,260
Acquisition and integration charges	10,854	16,346
Total costs and expenses	959,272	951,615
Operating income	129,606	62,894
Interest expense, net	(24,561)	(36,312)
Gain from divested operations	6,947	—
Other (expense) income, net	(1,026)	1,795
Income before income taxes	110,966	28,377
Provision (benefit) for income taxes	26,946	(78,930)
Net income	$84,020	$107,307

Net income per share:
Basic	$0.93	$1.18
Diluted	$0.92	$1.16
Weighted average shares outstanding:
Basic	90,400	90,785
Diluted	91,701	92,152

Source: Gartner, Inc.

Gartner-IR